Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NexPoint Capital, Inc.                                                                                                                                                                                                                             .

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center

1209 Orange                                     (street), in the City of Wilmington                            , County of New Castle                                                      Zip Code 19801                        . The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY                                                                     .

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Brian Mitts
Authorized Officer

Name:	Brian Mitts
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